                                                                   EXHIBIT 10.45

                                   LANDLORD


                         San Tomas Investment Company



                                    TENANT


                            Corsair Communications



                            DATED: January 10,1997



                             ADDRESS OF PREMISES:


               3408 Hillview Avenue, Palo Alto, California 94304

                                 LEASE SUMMARY
                                 -------------



Parties:

     Landlord:     San Tomas Investment Company, a California limited
                   partnership

     Tenant:       Corsair Communications, a Delaware corporation

Premises:          All that certain building located at 3408 Hillview Avenue,
                   Palo Alto, California, comprised of approximately 55,000 square feet together with adjacent parking and landscaping improvements as depicted on Exhibit B attached hereto.

Floor Area:        Approximately 55,000 square feet

Commencement
Date:              June 1, 1997

Expiration Date:   May 31, 2002

Rent: Initial monthly Base Rent of $132,000, to be increased in accordance with Paragraph 3.1.

Security Deposit:  $132,000

Tenant's Share
of Building:       100%

Option(s)
to Extend:         Two (2) options to extend the term for a period of two and one-half (2-1/2) years each.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
1.   MASTER LEASE; PREMISES...............................................   1

2.   TERM; DELIVERY OF POSSESSION; CONSENT OF LANDLORD'S LENDER...........   1
     2.1.  Term...........................................................   1
     2.2.  Tenant Currently in Possession.................................   2
     2.3.  Required Consents..............................................   2

3.   RENT.................................................................   2
     3.1.  Base Rent......................................................   2
     3.2.  Manner of Payment..............................................   2
     3.3.  Late Payment Charge............................................   3

4.   SECURITY DEPOSIT.....................................................   3

5.   TAXES................................................................   3
     5.1.  Tenant's Personal Property.....................................   3
     5.2.  Real Property Taxes............................................   3

6.   USE..................................................................   4
     6.1.  Permitted Uses.................................................   5
     6.2.  Compliance with Law............................................   5
     6.3.  Hazardous Materials............................................   5
     6.4.  Restrictions on Use............................................   7

7.   DIRECT OPERATING EXPENSES............................................   7
     7.1.  Landlord to Maintain and Control Outside Areas.................   7
     7.2.  Tenant to Pay..................................................   7
     7.3.  Monthly Payments...............................................   9

8.   MAINTENANCE AND REPAIRS..............................................   9
     8.1.  Tenant's Obligations...........................................   9
     8.2.  Landlord's Obligations.........................................  10

9.   ALTERATIONS..........................................................  10
     9.1.  Landlord's Consent Required....................................  10
     9.2.  Plans and Permits..............................................  11
     9.3.  Construction Work Done by Tenant...............................  11
     9.4.  Roof Repairs...................................................  11
     9.5.  Title to Alterations...........................................  11
     9.6.  Removal of Alterations.........................................  12

10.  MECHANICS' LIENS.....................................................  12

11.  UTILITIES............................................................  12

12.  INDEMNITY............................................................  12

13.  WAIVER OF CLAIMS.....................................................  13

                                                                          PAGE
                                                                          ----
14.  INSURANCE............................................................  13
     14.1.  Tenant's Liability Insurance..................................  13
     14.2.  Landlord's Liability Insurance................................  14
     14.3.  Property Insurance............................................  14
     14.4.  Payment.......................................................  14
     14.5.  Insurance Policies............................................  15
     14.6.  Waiver of Subrogation.........................................  15
     14.7.  No Limitation of Liability....................................  15
     14.8.  Impounding of Premiums........................................  15

15.  DAMAGE OR DESTRUCTION................................................  16
     15.1.  Partial Damage-Insured........................................  16
     15.2.  Partial Damage-Uninsured......................................  16
     15.3.  Total Destruction.............................................  16
     15.4.  Damage Near End of Term.......................................  17
     15.5.  Abatement of Rent.............................................  17
     15.6.  Waiver........................................................  17
     15.7.  Tenant's Property.............................................  17
     15.8.  Notice of Damage..............................................  17
     15.9.  Replacement Cost..............................................  17
     15.10. Damage and Destruction-Tenant's Termination Rights............  18

16.  CONDEMNATION.........................................................  18
     16.1.  Partial Taking................................................  18
     16.2.  Total Taking..................................................  18
     16.3.  Distribution of Award.........................................  19
     16.4.  Sale Under Threat of Condemnation.............................  19
     16.5.  Temporary Taking..............................................  19

17.  ASSIGNMENT AND SUBLETTING............................................  19
     17.1.  Documentation.................................................  19
     17.2.  Terms and Conditions..........................................  20
     17.3.  Partnership...................................................  20
     17.4.  Corporation...................................................  20
     17.5.  Landlord's Remedies...........................................  21
     17.6.  Encumbrances, Licenses and Concession Agreements..............  21

18.  DEFAULT BY TENANT....................................................  21
     18.1.  Event of Default..............................................  21
     18.2.  Remedies......................................................  22
     18.3.  No Relief From Forfeiture After Default.......................  24
     18.4.  Landlord's Right to Perform Tenant's Obligations..............  24
     18.5.  Interest on Past Due Obligations..............................  24
     18.6.  Additional Rent...............................................  24
     18.7.  Remedies Not Exclusive........................................  24

19.  DEFAULT BY LANDLORD..................................................  25
     19.1.  Cure Period...................................................  25
     19.2.  Mortgagee Protection..........................................  25

20.  ADVERTISEMENTS AND SIGNS.............................................  25

21.  ENTRY BY LANDLORD....................................................  25

                                                                          PAGE
                                                                          ----
22.  SUBORDINATION AND ATTORNMENT.........................................  26
     22.1.  Subordination.................................................  26
     22.2.  Attornment....................................................  26
     22.3.  Cooperation Regarding Agreements..............................  26

23.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.......................  27

24.  NOTICES..............................................................  27

25.  WAIVER...............................................................  27

26.  NO ACCORD AND SATISFACTION...........................................  27

27.  ATTORNEY'S FEES......................................................  28

28.  SURRENDER............................................................  28

29.  HOLDING OVER.........................................................  28

30.  TRANSFER OF PREMISES BY LANDLORD.....................................  29

31.  RULES AND REGULATIONS OF BUILDING....................................  29
     31.1.................................................................  29
     31.2.................................................................  29
     31.3.................................................................  29
     31.4.................................................................  29
     31.5.................................................................  29
     31.6.................................................................  29
     31.7.................................................................  30

32.  GENERAL PROVISIONS...................................................  30
     32.1.  Entire Agreement..............................................  30
     32.2.  Time..........................................................  30
     32.3.  Captions......................................................  30
     32.4.  California Law................................................  30
     32.5.  Gender; Singular and Plural...................................  30
     32.6.  Partial Invalidity............................................  30
     32.7.  No Warranties.................................................  30
     32.8.  Joint and Several Liability...................................  31
     32.9.  Successors and Assigns........................................  31
     32.10. Rules and Regulations.........................................  31
     32.11. Authority.....................................................  31
     32.12. Memorandum of Lease...........................................  31
     32.13. Merger........................................................  31
     32.14. Force Majeure.................................................  31
     32.15. Real Estate Brokers...........................................  32

33.  OPTION(S) TO EXTEND..................................................  32
     33.1.  Options.......................................................  32
     33.2.  Extended Term Rent............................................  32

34.  CONSTRUCTION OF TENANT IMPROVEMENTS..................................  33
     34.1.  Definitions...................................................  33

                                                                          PAGE
                                                                          ----
     34.2.  Procedure and Time Schedules..................................  34
     34.3.  Delivery of Possession........................................  35

35.  PARKING LOT LIGHTING.................................................  35

EXHIBITS

Exhibit "A" - Description of Land subject to the Master Lease
Exhibit "B" - Premises

                                     LEASE

     This Lease is made and entered into as of January 10, 1997, by and between San Tomas Investment Company, a California limited partnership ("Landlord"), whose address is 3000 Sandhill Road, Building 4, Suite 180, Menlo Park, California 94025, and Corsair Communications, Inc., a Delaware corporation ("Tenant"), whose present address is, and from and after the Commencement Date (as defined below) shall be, the address of the premises, which is 3408 Hillview Avenue, Palo Alto, California 94304.

     Landlord and Tenant agree to the terms, covenants and conditions of this Lease, as follows:

1.   MASTER LEASE; PREMISES.

     Landlord is the lessee under that certain Lease dated October 15, 1976 (the "Master Lease"), by and between Landlord and The Board of Trustees of The Leland Stanford Junior University ("Stanford"), as lessor, by which Landlord leases the parcel of land more particularly described on Exhibit "A" attached hereto for a term expiring on October 31, 2027. This Lease shall be subject to the Master Lease, but the terms and conditions of the Master Lease shall not be incorporated herein, with the effect that the rights and obligations of Landlord and Tenant with respect to each other and with respect to the premises described below shall be set forth only in this Lease.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, all of that certain building comprised of approximately 55,000 square feet, together with adjacent parking and landscaping improvements, located at 3408 Hillview Avenue, situated in the City of Palo Alto, County of Santa Clara, State of California, as shown on Exhibit "B" attached hereto.

     The building described above is hereafter called the "Building."

     The portion of the Building, or the entire Building, as the case may be, together with the related parking and landscaping improvements leased by Landlord to Tenant is hereafter called the "premises."

     The parcel of land described above, together with the Building and all other improvements now or hereafter located thereon, is hereafter called the "Project."

     The portion of the parcel of land described above not covered by the Building is hereafter called the "Outside Areas."

     "Tenant's Share" as used in this Lease means that percentage of the total number of square feet of leasable space in the Building which is contained in the premises, which the parties agree is one hundred percent (100%).

2.   TERM; DELIVERY OF POSSESSION; CONSENT OF LANDLORD'S LENDER

     2.1. Term.

     The term of this Lease shall be for sixty (60) months, commencing on June 1, 1997 (the "Commencement Date"), and ending on May 31, 2002 (tile "Expiration Date"), unless sooner terminated pursuant to the provisions hereof. Tenant shall have the right to extend the term of this Lease in accordance with the provisions of Paragraph 33 below.

     2.2. Tenant Currently in Possession.

     Tenant currently occupies the entire around floor of the Building pursuant to that certain Sublease Agreement dated effective as March 31, 1995, by and between Tenant, as sublessee, and Syntex (U.S.A.), Inc., a Delaware corporation ("Syntex"), as sublessor. The second floor of the Building is currently occupied by Xerox Corporation pursuant to a

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                               1                                 Tenant
sublease agreement by and between Xerox, as sublessee, and Syntex, as sublessor. Syntex's leasehold interest in the premises and both subleases described above expire on May 31, 1997. Tenant intends, effective as of the Commencement Date, to sublease all or a portion of the second floor of the Building to Xerox pursuant to a sublease agreement which shall be subject to this Lease. Tenant shall submit to Landlord the documentation required by Paragraph 17 below to obtain Landlord's consent to the proposed sublease between Tenant and Xerox. Tenant acknowledges and agrees Landlord shall have not obligation to alter or improve the premises under this Lease, and Tenant shall accept the premises in its "as-is" condition.

     2.3. Required Consents.

     Landlord's obligations under this Lease shall be subject to the approval of this Lease by Landlord's lender, which holds a security interest in the Project, and the approval of the lessor under the Master Lease. Stanford has waived its right of first refusal applicable to this Lease under the Master Lease. Landlord shall take all necessary actions to obtain such consents and waiver as soon as possible following the execution of this Lease and shall notify Tenant whether such parties have approved or disapproved this Lease and granted such waiver, as applicable, on or before the date which is thirty (30) days following the date hereof.

3.   RENT.

     3.1. Base Rent.

     Tenant shall pay to Landlord for each calendar month of the term of this Lease, monthly base rent (hereafter called "Base Rent"), in installments as follows:

          Applicable Period of
          --------------------
               Lease Term                       Monthly Base Rent
               ----------                       -----------------
          06/01/97 - 05/31/98                          $132,000
          06/01/98 - 05/31/99                          $135,960
          06/01/99 - 05/31/00                          $140,039
          06/01/00 - 05/31/01                          $144,240
          06/01/01 - 05/31/02                          $148,567

     3.2. Manner of Payment.

       Tenant shall pay to Landlord the rent calculated as set forth above without deduction, offset, or abatement, and without prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at the address stated in the preamble paragraph to this Lease or to such other places as Landlord may from time to time designate in writing to Tenant reasonably in advance. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

     3.3. Late Payment Charge.

     If any installment of rent or any other sum due from Tenant is not received by Landlord within five (5) days after the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5) of the amount overdue as a late charge. The amount of the late charge shall represent liquidated damages for, and a reasonable estimate of, Landlord's administrative costs of collection, the exact amount of which would be extremely difficult or impractical to fix. Landlord's acceptance of such late charge shall not excuse any default by Tenant hereunder, and shall not preclude Landlord from pursuing any other rights and remedies it may have relating to such default.

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                               2                                 Tenant

4.   SECURITY DEPOSIT.

     Upon execution of this Lease, and on April 30, 1997, Tenant shall deposit with Landlord in cash the sum of Sixty-Six Thousand Dollars ($66,000), for a total payment of One Hundred Thirty-Two Thousand Dollars ($132,000) (the "Deposit") as security for the faithful performance by Tenant of all of its obligations hereunder. If Tenant fails to pay rent or any other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other sum in default, or to compensate Landlord for the payment of any other sum which Landlord may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any expenditures, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within fifteen (15) days after written demand therefor, deposit with Landlord an amount in cash sufficient to restore the Deposit to the full mount hereinabove stated. Landlord shall not be required to keep the Deposit separate from its general funds. The Deposit, less any portion thereof which Landlord is entitled to retain, shall be returned, without payment of interest, to tenant within thirty (30) days after the later of the expiration of the term hereof, or the date on which Tenant vacates the premises.

5.   TAXES.

     5.1. Tenant's Personal Property.

     Tenant shall pay directly to the charging authority prior to delinquency all taxes assessed against and levied upon Tenant's leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the premises.

     5.2. Real Property Taxes.

          (a) Tenant shall pay to Landlord Tenant's Share of all Real Property Taxes (as hereafter defined) levied with respect to the Project. Tenant shall pay to Landlord all Real Property Taxes on or before the later of (1) five (5) days prior to delinquency thereof, or (2) ten (10) days following the date on which Tenant receives a copy of the tax bill or other reasonable evidence of the amount of Real Property Taxes due and payable by Tenant hereunder.

          (b) The term "Real Property Taxes" as used herein shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments caused by any change in ownership, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (a) the value, occupancy or use of the Project (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed, (b) the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Project, (c) the gross receipts and rentals from the Project, or (d) the use of the Outside Areas, public utilities, or energy within the Project;
(ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Project; (iii) all new exercise, transaction, sales, privilege or other taxes now or hereafter imposed upon Landlord as a result of this Lease; and (iv) all reasonable costs and fees (including reasonable attorneys' fees) incurred by Landlord in contesting in good faith any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes. If at any time during the lease term the taxation or assessment of the Project prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, use or occupancy of the Project, (ii) on or measured by the gross receipts or rentals from the Project, or (iii) computed in any

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                               3                                 Tenant
manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. Notwithstanding the foregoing, the following shall not constitute Real Property Taxes for the purposes of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) any state, local, federal, personal or corporate income tax measured by the income of Landlord; (ii) any estate or inheritance taxes;
(iii) any franchise, succession or transfer taxes; (iv) interest on taxes or penalties resulting from Landlord's failure to pay taxes, except to the extent such failure is due to Tenant's failure to pay such taxes to Landlord when provided for under this Lease; or (v) any environmental tax, surcharge or other fee affecting the premises due to Landlord's activities with respect to Hazardous Materials (as defined in Paragraph 6.3(a) below), as opposed to general, area-wide taxes or surcharges with respect to the remediation or testing for Hazardous Materials. If assessments affecting the premises are payable in installments and Landlord should prepay such assessments in advance of the date such installments would become due, Tenant shall be solely responsible for the portion of such assessments that would have normally come due as an installment, unless consented to by Tenant in the writing.

          (c) Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Lease term at the commencement or expiration of the term.

          (d) If Landlord's lender requires Landlord to pay any or all Real Property Taxes into an impound account on a periodic basis during the term of this Lease, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under Paragraph 5.2 to Landlord on a periodic basis in accordance with the lender's requirements.

6.   USE.

     6.1. Permitted Uses.

     The premises shall be used and occupied only for the following purposes: software research and development, and light manufacturing, assembly, general office and shipping and receiving uses which are related to software research and development, and for no other use or purpose. Landlord does not make any warranty to Tenant regarding the suitability of the premises, or the suitability of the Building electrical and other systems servicing the premises, for Tenant's intended use thereof, and this Lease shall not be construed to imply any such warranty.

     6.2. Compliance with Law.

     Tenant shall accept possession of the premises "as is" in their condition existing as of the date of Landlord's delivery of possession thereof to Tenant and Tenant acknowledges that neither Landlord nor its agents has made any representations to Tenant regarding the condition of the premises. Landlord shall have no obligation to make any alterations, improvements, or repairs to the premises unless otherwise expressly required in this Lease. Tenant acknowledges that its possession and use of the premises is subject to all applicable laws, ordinances, codes, rules, orders, directions and regulations of lawful governmental authority regulating the use or occupancy of the premises, and all matters disclosed by any exhibits attached hereto (collectively called "regulations"). Tenant, at Tenant's sole expense, shall promptly comply with all such regulations as may now or hereafter be in effect relating to or affecting the condition, use or occupancy of the premises, except that Tenant shall not be required to make changes to structural elements of the premises except to the extent the requirement to make such changes results from alterations voluntarily made to the premises by Tenant or Tenant's specific use of the premises (as opposed to office and industrial uses generally).

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                               4                                 Tenant

     6.3. Hazardous Materials.

          (a) As used herein, "Hazardous Materials" means any substance or material which is now or hereafter regulated by any local, state or federal governmental entity due to its dangerous, hazardous, toxic, flammable or corrosive characteristics.

          (b) Tenant shall not cause or authorize any Hazardous Materials to be released from or about the Project, including, without limitation, releases into the groundwater, soils or air underlying, adjacent to or in the vicinity of the Project. Tenant shall provide Landlord with at least five (5) days prior written notice before bringing, using, or storing any Hazardous Materials on the premises. Notwithstanding anything to the contrary herein, Tenant shall have the right, without the prior notice obligation set forth in the preceding sentence, to use on the premises Hazardous Materials which consist of office or janitorial supplies of the kind and quantities commonly used in typical office operations (collectively, "Permitted Hazardous Materials"), provided that such Permitted Hazardous Materials are only used or stored in customary amounts and are at all times used in compliance with applicable Laws (as defined in Paragraph 6.3(c) below).

          (c) Tenant, at its sole expense shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, "Laws") respecting Hazardous Materials in connection with Tenant's activities and the activities of its agents, employees, contractors and invitees on or about the Project. Tenant, at its sole cost, shall perform all investigations, clean-up and other response actions which may be required of Tenant by any governmental authority in, on, or about the Project.

          (d) Tenant shall indemnify, protect, defend, (by legal counsel subject to Landlord's approval, which shall not unreasonably be withheld) and hold harmless Landlord from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Landlord's reasonable attorneys and experts' fees and costs, relating to or arising in connection with the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by handling, generation, storage transportation, release or disposal of Hazardous Materials by Tenant, its employees, agents, invitees or contractors, on, in, beneath, about or from the Project, and/or relating to the breach of any of Tenant's obligations under this Paragraph 6.3. Tenant shall reimburse Landlord of (i) losses in or reductions to rental income, (ii) all costs of clean-up or other alterations to the premises, the Building or the Project, and (iii) any diminution in the fair market value of the Project caused by Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials.

          (e) Tenant shall immediately notify Landlord in writing upon becoming aware of any environmental investigation, clean-up or other environmental response action or any claim or action requested, demanded, instituted or to be instituted by any person, including but not limited to a governmental entity, relating to any release or migration of Hazardous Materials on, in, beneath, or adjacent to the Project.

          (f) Landlord shall have the right, but not the obligation, in its sole discretion, to conduct any Hazardous Materials inspections of the premises, the Building or the Project. Landlord shall give Tenant forty-eight (48) hours advance written notice of any such inspection, except in the event of an emergency situation. When conducting any such inspections, Landlord shall avoid unreasonably disrupting Tenant's activities. Tenant shall provide Landlord with reasonable cooperation to facilitate any such inspection by Landlord, its agents or representatives. Tenant shall not conduct any Hazardous Materials investigation on or about the Project which includes any form of drilling or subsurface penetration or any structural modifications without the prior written consent of Landlord.

          (g) Under no circumstances shall Tenant install, temporarily or permanently, any underground or below-floor tanks, sumps or floor drains relating to the use, storage or disposal of Hazardous Materials.

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                               5                                 Tenant

          (h) Upon Landlord's reasonable and good faith determination, after consultation with Landlord's environmental consultant, that Tenant may have released Hazardous Materials on or about the Project, Tenant, at Tenant's sole cost, shall engage the services of a qualified environmental engineering firm reasonably acceptable to Landlord to determine whether any Hazardous Materials have been released by Tenant on or about the Project. The manner and scope of such examination shall be reasonably approved by both Tenant and Landlord. If such examination discloses that Tenant did not cause any release of Hazardous Materials on or about the Project, Landlord shall reimburse Tenant the cost of such examination within ten (10) days. If any Hazardous Materials contamination is discovered on or about the Project which has been caused by Tenant, Tenant shall undertake all investigative and remedial action required to restore the Project to a condition reasonably satisfactory to Landlord and any governmental agency with jurisdiction over the Project. Tenant agrees that it shall be reasonable for Landlord to withhold its approval of any investigative or remedial actions undertaken by Tenant unless such actions are completed by Tenant with the effect that Landlord shall not be subject to any losses, costs or further liabilities with respect to any Hazardous Materials contamination which was caused by Tenant.

          (i) To the extent any of the other provisions of this Lease conflict with the provisions of this Paragraph 6.3, the provisions of this Paragraph 6.3 shall be controlling. The obligations of Tenant under this Paragraph 6.3 shall survive the expiration of the Lease term.

     6.4. Restrictions on Use.

     Tenant shall not use or permit the use of the premises in any manner that will tend to create waste on the premises or constitute a nuisance to any other occupant or user of the Building or any neighboring building. Tenant shall not use any apparatus, machinery or other equipment in or about the premises that may cause substantial noise or vibration or overload existing electrical systems, or otherwise place any unusual loads upon the floors, walls, or ceilings of the premises which may overload the premises or jeopardize the structural integrity of the Building or any part thereof. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord, which shall not be unreasonably withheld or delayed. No materials or articles of any nature shall be stored upon any portion of the Outside Areas unless located within an enclosure approved by Landlord.

7.   DIRECT OPERATING EXPENSES.

     7.1. Landlord to Maintain and Control Outside Areas.

     Landlord shall maintain, in good condition and working order, the Outside Areas, together with all facilities and improvements now or hereafter located thereon, and together with all street improvements or other improvements adjacent thereto as may be required from time to time by governmental authority. The manner in which such areas shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord. Landlord shall at all times have exclusive control of the Outside Areas and may at any time temporarily close any part thereof, may exclude and restrain anyone from any part thereof (except the bona fide customers, employees and invitees of Tenant who use the Outside Areas in accordance with the rules and regulations that Landlord may from time to time promulgate), and Landlord may change the configuration of the Outside Areas or the location of facilities thereon so long as any such change by Landlord does not unreasonably interfere with Tenant's use of the premises. Notwithstanding the foregoing, no such changes shall: (i) reduce parking available to Tenant or Tenant's customers, (ii) materially interfere with Tenant's business or use of the premises, (iii) unreasonably impair customer access to or visibility of the premises, or (iv) in any way alter the first class, dignified and high-quality character and standards of the Building existing as of the date of this Lease. Landlord shall also be entitled to employ third parties to operate and maintain all or any part of such areas on such terms and conditions as Landlord shall in its sole discretion deem reasonable and proper. The surface parking facilities shall be available for the automobiles of Tenant and Tenant's customers, employees and invitees on a non-assigned, non-exclusive basis. In

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Landlord                               6                                 Tenant
exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

     7.2. Tenant to Pay.

     Tenant shall pay Tenant's Share of such reasonable costs and expenses as may be paid or incurred by Landlord in maintaining, operating and repairing the Outside Areas and such adjacent areas referred to in Paragraph 7.1 (hereinafter referred to as the "Direct Operating Expenses") during the term of this Lease. The Direct Operating Expenses may include, without limitation, the cost of labor, equipment rental, materials, supplies and services used or consumed in maintaining, operating and repairing the Outside Areas and such adjacent areas referred to in Paragraph 7.1, including without limitation, the following: (a) landscaping maintenance and replacement; (b) cleaning and repairing concrete walkways and patios; (c) sweeping and repairing paved parking areas; (d) operating and maintaining the parking and landscaping pole lighting, if any; (e) maintaining all directional and security signs; (f) furnishing water for landscaping; (g) pest control service (exterior only); and (h) security patrol service. The following shall not constitute Direct Operating Costs for the purposes of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Building; (ii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Outside Areas or to comply with any requirements of any governmental authority in effect as of the date of this Lease; (iii) repairs, improvements, alterations or expenditures of a capital nature with a cost greater than Five Thousand Dollars ($5,000), except that Direct Operating Expenses shall include the amortized portion of the cost of any repair, improvement, alteration or expenditure of a capital nature with a cost greater than Five Thousand Dollars ($5,000), which cost shall be amortized over a period of ten (10) years; (iv) damage and repairs to the extent the costs thereof are actually reimbursed or paid under any warranty or insurance policy carried by Landlord in connection with the Building or Project; (vi) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (vii) executive salaries of Landlord; (viii) salaries of service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Outside Area; (ix) Landlord's general overheard expenses not related to the Project; (x) payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, commissions and legal fees associated with financing; (xi) depreciation; (xii) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant or other tenants or occupants of the Building or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof (provided such exclusion from Direct Operating Expenses shall not affect Landlord's right to recover attorneys' fees under Paragraph 27 below: (xiii) costs incurred due to violation by Landlord or of the terms and conditions of this Lease; (xiv) charitable or political contributions;
(xv) any cost or expense related to the testing for, removal, transportation or storage of Hazardous Materials from the Project, Building or premises, except to the extent caused by Tenant or its employees, agents, contractors or transferees, (xvi) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; (xvii) property management fees of any property management firm in excess of three percent (3%) of the gross revenues of the Building; and (xviii) costs incurred in advertising and promotional activities for the Building. Landlord and Tenant acknowledge and agree that the limitation set forth in subparagraph (iii) above shall be a cumulative, annual limitation, with the effect that if Landlord expends less than Five Thousand Dollars ($5,000) in any calendar year with respect to the repair, improvement or alteration of any item which is a part of the Outside Areas (e.g., the parking lot), then Landlord shall be entitled to add to the fully reimbursable (without amortization) amount which may be expended on repair, alteration or improvement of such item in subsequent years, the difference between Five Thousand Dollars ($5,000) and the amount actually expended for such item in any calendar year. Notwithstanding anything to the contrary set forth above, any full replacement of any portion of the Outside Areas (e.g., full replacement of the parking lot) shall be paid for by Landlord, at its sole cost, and such full replacement costs shall not be charged to Tenant as Direct Operating Expenses under this Lease, excepting only replacement of landscape items, the costs of

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Landlord                               7                                 Tenant
which shall be fully reimbursable to Landlord, subject to the limitations set forth in subparagraph (iii) above.

     7.3. Monthly Payments.

     Tenant shall pay to Landlord on the first day of each calendar month, commencing on the Commencement Date, an amount estimated by Landlord to be the monthly installment of Tenant's Share of the Direct Operating Expenses for the next twelve (12) month period. Landlord estimates that such monthly installment of Tenant's Share of the Direct Operating Expenses for the initial twelve (12) month period will be One Thousand One Hundred Fifty Dollars ($1,150). During each succeeding year of the term of this Lease, Tenant shall pay to Landlord on the first day of each calendar month thereof in advance a monthly installment of Tenant's Share (to the nearest $5.00) of the actual Direct Operating Expenses for the one (1) year period immediately prior thereto. Within sixty (60) days following the end of each calendar year Landlord shall furnish Tenant a statement, certified as true and correct by Landlord, stating in reasonable detail the Direct Operating Expenses incurred during the calendar year and the payments made by Tenant with respect to such period as set forth in this Paragraph 7.3. If Tenant's payments for said Direct Operating Expenses did not equal the actual amount of said Direct Operating Expenses, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of such statement. If said payments exceed the actual Direct Operating Expenses, Landlord shall either credit the excess against payments next due to Landlord pursuant to this Paragraph 7.3, or refund the amount of the overpayments to Tenant within thirty
(30) days of discovery thereof, in cash, as Landlord shall elect. Direct Operating Expenses shall be prorated as of the Commencement Date and the Expiration Date (or the date of any sooner termination of the term of this Lease) to reflect the portion of the calendar year occurring within the lease term.

8.   MAINTENANCE AND REPAIRS.

     8.1. Tenant's Obligations.

          Except as provided in Paragraphs 8.2, 15, and 16, Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the premises and every part thereof, including without limitation, all plumbing, heating, air conditioning, ventilating, fire sprinklers, electrical and lighting facilities, systems, appliances, and equipment within the premises; and all fixtures, interior walls, interior surfaces of exterior walls, floors, ceilings, windows, doors, entrances, glass (including plate glass), and skylights located within the premises, and the roof membrane, flashing and related improvements required to keep the premises weathertight. Tenant shall, at Tenant's expense, maintain in full force at all times during the term of this Lease a heating, ventilating and air conditioning ("HVAC") systems preventive maintenance contract with a qualified service company satisfactory to Landlord covering all HVAC systems servicing the premises, which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, weatherproofing of all exposed HVAC equipment and ducts, and other preventive maintenance; provided, however, that Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in said systems. Said contract shall call for periodic servicing no less than every sixty (60) days. Tenant shall also maintain continuously throughout the lease term a service contract for the washing of all windows of the premises (both interior and exterior surfaces) with a contractor approved by Landlord which provides for periodic washing of all such windows sufficiently often that such windows remain clean. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least thirty (30) days prior written notice to Landlord. All repairs required to be made by Tenant shall be made promptly with new materials of like kind and quality. If the repair work affects the structural parts of the Building, or if the estimated cost of any item of repair exceeds $5,000, then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used, and the contractor. Tenant hereby waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make replacement at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good condition, order and repair.

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Landlord                               8                                 Tenant

Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law. In no event shall Tenant's obligation to repair under this Paragraph 8.1 extend to (i) damage and repairs to the extent the cost thereof is actually reimbursed or paid for under any insurance policy carried by Landlord in connection with the premises; (ii) damage caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees, (iii) repairs covered under Direct Operating Expenses;
(iv) reasonable wear and tear; (v) conditions to the extent the cost thereof is actually reimbursed or paid for under any warranties of Landlord's contractors; or (vi) damage by fire and other casualties, or acts of governmental authorities (not including compliance directives), or acts of God and the elements.

     8.2. Landlord's Obligations.

     Landlord shall, at Landlord's expense, keep in good condition, order and repair all structural elements of the Building, including the foundation, floors and subfloors (but not floor coverings) and exterior and load bearing walls and columns of the Building (excluding the interior of all walls and the exterior and interior of all windows, doors, plate glass, and show cases), and the structural portions of the exterior roof of the Building (except that Tenant shall repair at Tenant's expense any damage, to the extent the cost thereof is not actually reimbursed or paid for by insurance, caused by the activities of Tenant, Tenant's HVAC maintenance service contractor, and/or Tenant's other agents or contractors on the roof, including but not limited to the installation of air conditioning equipment and/or duct work, or other roof penetrations, and improper flashing or caulking, and any damage to exposed air conditioning equipment and duct-work installed by or for Tenant). Notwithstanding anything to the contrary in Paragraph 8.1 above, in the event a full replacement of the roof membrane installed on the Building is required, such full replacement shall be performed by Landlord at Landlord's sole cost. Landlord shall exercise reasonable diligence in performing such repairs as soon as practicable. However, Landlord shall have no obligation to make repairs under this Paragraph 8.2 until a reasonable time after Landlord's receipt of written notice from Tenant of the need for such repairs or Landlord otherwise acquires knowledge of such need. Except as otherwise specifically provided herein, there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord, and Tenant waives all claims for loss of business or lost profits relating to any such repairs.


9.   ALTERATIONS

     9.1. Landlord's Consent Required.

     Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions, or utility installations (collectively called "alterations") in, on or about the premises, except for nonstructural alterations which individually do not exceed Five Thousand Dollars ($5,000) in cost. As used in this Paragraph 9.1, the term "utility installation" means power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Should Tenant make any alterations requiring the prior written consent of Landlord without obtaining such consent, Tenant shall immediately remove the same at Tenant's expense upon demand by Landlord.

     9.2. Plans and Permits.

     Any alteration that Tenant shall desire to make in or about the premises and which requires the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant's sole expense. Any consent by Landlord thereto shall be deemed conditioned upon Tenant's acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any such alteration, Tenant, at

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Landlord                               9                                 Tenant

Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans and specifications therefor.

     9.3. Construction Work Done by Tenant.

     All construction work required or permitted to be done by Tenant shall be performed by a licensed contractor in a prompt, diligent, and good and workmanlike manner, and shall not diminish the value of the Building. Furthermore, all such construction work shall conform in quality and design with the premises existing as of the time such work is performed. In addition, all such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the premises. Tenant or its agents shall obtain and pay for all licenses and permits necessary therefor.

     9.4. Roof Repairs.

     All installation of air conditioning equipment and duct work requiring penetration of the roof shall be properly flashed and caulked. Any electrical or refrigeration conduits or other piping or materials installed by Tenant in the Building shall be installed beneath the surface of the roof (and not on the surface of the roof), and Tenant shall thereafter repair and re-roof the affected portions of the roof surface. Any equipment placed by Tenant on the roof shall be elevated and supported by Tenant so as not to inhibit drainage or Landlord's replacement of the roof pursuant to Paragraph 8.2.

     9.5. Title to Alterations.

     Unless Landlord requires the removal thereof as set forth in Paragraphs 9.1 or 9.6, any alterations which may be made on the premises shall remain upon and be surrendered with the premises at the expiration or sooner termination of the term of this Lease, and shall become the property of Landlord at that time. Notwithstanding the preceding sentence, Tenant shall be entitled to remove any computer rooms or false fronts which are installed in the premises by Tenant. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the premises, together with all other alterations that have become an integral part of the premises, shall not be deemed trade fixtures, and shall remain upon and be surrendered with the premises at the expiration or sooner termination of this Lease, and shall become the property of the Landlord at that time. Notwithstanding the provisions of this Paragraph 9.5, Tenant's furnishings, machinery and equipment (including computer rooms and false fronts), other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant, provided Tenant at Tenant's expense immediately after removal repairs any damage to the premises caused thereby.

     9.6. Removal of Alterations.

     Landlord may elect, by notice to Tenant at least ninety (90) days before expiration of the Lease term, or within five (5) days after sooner termination thereof, to require Tenant to remove any alterations that Tenant has made to the premises and to restore the premises as hereafter provided. If Landlord so elects, Tenant shall, at its sole expense, upon expiration of the Lease term or within twenty (20) days after any sooner termination thereof, remove such alterations, repair any damage occasioned thereby, and restore the premises to the condition required by Paragraph 28 below. The obligations of Tenant set forth in this paragraph shall survive the termination of this Lease.

10.  MECHANICS' LIENS.

     Tenant shall keep the premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other

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Landlord                              10                                 Tenant
remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less.
Tenant shall give Landlord notice of the date of commencement of any work in the premises not less than five (5) business days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the premises in connection therewith.

11.  UTILITIES.

     Tenant shall pay when due directly to the charging authority all charges for water, gas, electricity, telephone, refuse pickup, janitorial services, and all other utilities and services supplied or furnished to the premises during the term of this Lease, together with any taxes thereon. In no event shall Landlord be liable to Tenant for failure or interruption of any such utilities or services, unless caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and no such failure or interruption shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the premises, and Tenant shall at its own expense provide or obtain such security services as Tenant shall desire to insure the safety of the premises.

12.  INDEMNITY.

     Tenant shall indemnify, protect, defend, and hold harmless Landlord from and against any and all claims, damages, losses, proceedings, causes of action, costs, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the premises, the Building, or the Project, by Tenant or by any of Tenant's agents, employees, contractors, or invitees, or from any breach or default by Tenant in the performance of any obligation on the part of Tenant to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the active negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant shall also indemnify Landlord from and against all damage, loss, expense (including without limitation, reasonable attorneys' fees, costs of investigation, and expert witness fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the termination of this Lease.

13.  WAIVER OF CLAIMS.

     Except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant's agents, employees, invitees, or any other person in or about the premises, the Building, and the Project, from any cause, regardless of whether the same results from conditions existing upon the premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

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Landlord                              11                                 Tenant

14.  INSURANCE.

     14.1.  Tenant's Liability Insurance.

     Tenant shall, at its sole cost and expense, obtain and keep in force during the term of this Lease commercial general liability insurance applying to the condition, use, occupancy, and maintenance of the premises and the business operated by Tenant, or any other occupant, on the premises. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Three Million Dollars ($3,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned. All such policies shall be endorsed to add Landlord and any lender named by Landlord as an additional insured and to provide that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage;
(ii) including employees as additional insureds; and (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain Workers' Compensation insurance in accordance with California law, and employers liability insurance with a limit no less than One Million Dollars ($1,000,000) per employee and One Million Dollars ($1,000,000) per occurrence. The limits of all insurance described in this Paragraph 14.1 shall not, however, limit the liability of Tenant hereunder. Not more frequently than once each calendar year if, in the reasonable opinion of Landlord, the amount of insurance required hereunder is not adequate, Tenant shall increase said insurance coverage as reasonably required by Landlord; provided that, in no event shall any such increase result in an increase in the premium therefor of greater than fifty percent (50%) of the amount of the premium during the preceding year of the term of this Lease or require Tenant to maintain insurance coverage in excess of amounts then typically maintained by lessees of similar buildings in the vicinity of the premises. The failure of Landlord to require any additional insurance coverage at any time shall not relieve Tenant from the obligation to provide increased coverage at any later time or relieve Tenant from any other obligations under this Lease.

     14.2.  Landlord's Liability Insurance.

     Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Project with a combined single limit of not less than Three Million Dollars ($3,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

     14.3.  Property Insurance.

          (a) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project, but excluding coverage of merchandise, fixtures, equipment and leasehold improvements and alterations of Tenant, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including boiler and machinery coverage and an inflation endorsement, and, at Landlord's option, flood and/or earthquake. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance covering a period of one year, commencing on the date of loss, with proceeds payable to Landlord, which insurance may also cover all Real Property Taxes, Direct Operating Expenses, insurance premiums, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage may include sprinkler leakage insurance if the Building contains fire sprinklers. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord.

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Landlord                              12                                 Tenant

            (b) Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, and a sprinkler leakage endorsement (if the premises shall be sprinklered), insuring the inventory, fixtures, equipment, personal property, and leasehold improvements and alterations of Tenant within the premises for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

     14.4.  Payment.

     Tenant shall pay to Landlord Tenant's Share of the premiums for the insurance obtained by Landlord pursuant to Paragraphs 14.2 and 14.3(a). Tenant shall pay to Landlord the entire amount of any deductibles and other amounts not paid by Landlord's insurance carriers relating to claims under Landlord's insurance policies resulting from the acts or omissions of Tenant, or its agents, employees, and invitees. Notwithstanding the foregoing, if the premises are damaged and the deductible portion of Landlord's insurance associated therewith exceeds a sum equal to one month's Base Rent due hereunder, Tenant shall have the option to pay the entire amount of such deductible or to pay a portion of such deductible equal to one month's Base Rent as a lump sum to Landlord within thirty (30) days of request therefor and the remaining portion of the deductible shall be amortized over the remaining term of the Lease, with interest thereon at eight percent (8%) per annum, and paid by Tenant to Landlord in equal monthly installments at the same time and in the same manner as Base Rent is due hereunder. Notwithstanding the foregoing, landlord may obtain liability insurance and property insurance for the Project separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the premises, as reasonably determined by the insurer or Landlord. Tenant shall pay such premiums and/or deductibles and other amounts to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other reasonable evidence of the amount due. If the term of this Lease does not commence or expire concurrently with the commencement or expiration, respectively, of the period covered by such insurance, Tenant's liability for premiums shall be prorated accordingly.

     14.5.  Insurance Policies.

     The insurance required to be obtained by Tenant pursuant to Paragraphs 14.1 and 14.3(b) shall be primary insurance and (a) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (b) shall be in a form satisfactory to Landlord, (c) shall be carried with companies acceptable to Landlord, and (d) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least fifteen (15) days prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than ten (10) days prior to the expiration date of the term of such coverage. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in Paragraphs 14.1,14.2, and 14.3.

     14.6.  Waiver of Subrogation.

     Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents, partners and beneficiaries of the other, for loss of or damage to the property of the waiving party, or the property of others under its control, to the extent of proceeds received as a result of such loss or damage under any insurance policy carried by Landlord or Tenant. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease.

/s/ illegible                                                            /s/ MAB
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Landlord                              13                                 Tenant

     14.7.  No Limitation of Liability.

     Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

     14.8.  Impounding of Premiums.

     If Landlord's lender requires Landlord to pay insurance premiums into an impound account on a periodic basis during the term of this Lease, Tenant, upon notice from Landlord indicating this requirement, shall pay a sum of money toward its liabilities under this Paragraph 14 to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound the insurance premiums received from Tenant in accordance with the requirements of the lender.

15.  DAMAGE OR DESTRUCTION.

     15.1.  Partial Damage-Insured.

     If the premises or the Building, as the case may be, are damaged to the extent of less than fifty percent (50%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building), and if such damage was caused by an act or casualty covered under an insurance policy maintained pursuant to Paragraph 14.3(a), and if the proceeds of such insurance received by Landlord are sufficient to repair the damage (not taking into account the effect of any deductible amount under such insurance policy), and if Landlord is permitted, under all applicable laws, to restore the premises and/or the Building to their prior condition, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

     15.2.  Partial Damage-Uninsured.

     Subject to the provisions of Paragraph 15.3, if at any time during the term hereof the premises or the Building, as the case may be, are damaged and the insurance proceeds received by Landlord are not sufficient to repair such damage (not taking into account the effect of any deductible amount under such insurance policy), or such damage was caused by an act or casualty not covered under an insurance policy maintained by Landlord pursuant to Paragraph 14.3(a), Landlord may at Landlord's option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice of termination of this Lease to Tenant within thirty (30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be terminated pursuant to such notice of termination by Landlord.

     15.3.  Total Destruction.

     If at any time during the term hereof either the premises or the Building is destroyed to the extent of fifty percent (50%) or more of the then replacement value thereof (excluding excavations and foundations with respect to the Building), from any cause whether or not covered by the insurance maintained by Landlord pursuant to Paragraph 14.3(a), or if, regardless of the extent of the damage, Landlord is not permitted under all applicable laws to restore the premises and/or the Building to the condition which existed prior to the casualty, this Lease shall at the option of Landlord terminate as of the date of

/s/ illegible                                                            /s/ MAB
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Landlord                              14                                 Tenant
such destruction. Landlord shall exercise its right to terminate this Lease by delivery of notice of termination to Tenant within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage. In the event Landlord does not elect to terminate this Lease, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect.

     15.4.  Damage Near End of Term.

     Notwithstanding anything to the contrary in Paragraph 15, if the premises or the Building, as the case may be, are destroyed or damaged in whole or in part during the last six (6) months of the term of this Lease, such that the cost of repair would equal Fifty Thousand Dollars ($50,000) or more, whether from an insured or uninsured casualty, either party may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

     15.5.  Abatement of Rent.

     Notwithstanding anything to the contrary contained in Paragraph 3 or elsewhere in this Lease, if the premises are partially damaged and this Lease is not terminated, the rent, including Tenant's Share of Direct Operating Expenses, Real Property Taxes, and insurance premiums, payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant's use of the premises is impaired during the period of repair. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

     15.6.  Waiver.

     Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

     15.7.  Tenant's Property.

          Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the premises.

     15.8.  Notice of Damage.

     Tenant shall notify Landlord within five (5) days after the occurrence thereof of any damage to all or any portion of the premises of which Tenant has actual knowledge. In no event shall Landlord have any obligation to repair or restore the premises pursuant to this Paragraph 15 until a reasonable period of time after Landlord's receipt of notice from Tenant of the nature and scope of any damage to the premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the premises).

     15.9.  Replacement Cost.

     The determination in good faith by Landlord (after consultation with Landlord's architect or contractor) of the estimated cost of or time period required for repair of any damage, or of the replacement cost, shall be conclusive for purposes of this Paragraph 15. If Tenant does not agree that Landlord has made any such determination reasonably and in good faith, Tenant shall have the right to require that any such determination be submitted to arbitration in accordance with the rules of the American Arbitration Association. In the event of any such arbitration, the one hundred eighty (180) day time period set forth in Paragraph 15.10 below shall be extended by the period of time required to complete such arbitration proceedings.

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Landlord                              15                                 Tenant

     15.10.  Damage and Destruction-Tenant's Termination Rights.

     Within fifteen (15) business days following any damage to or destruction of the premises, Landlord shall determine in good faith (after consultation with Landlord's architect or contractor) the estimated period required to repair and restore the premises, and shall deliver such determination to Tenant. If the premises is damaged or destroyed to the extent that the premises cannot with reasonable diligence be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction (as such period is determined by Landlord as set forth above), Tenant may terminate this Lease upon notice thereof to Landlord delivered in writing within ten (10) days of Tenant's receipt of Landlord's notice and the obligation of Tenant, if any, to pay Rent to Landlord shall terminate as of the date of such notice.

16.  CONDEMNATION.

     16.1.  Partial Taking.

     Subject to Paragraph 16.5, if part of the premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), and a part of the premises remains which is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, and a portion of the parking area within the Project remains which is equivalent to at least fifty percent (50%) of the parking area in the Project as of the Commencement Date, this Lease shall, as to the part so taken, terminate as of the date the condemner or purchaser takes possession of the property being taken, and the monthly Base Rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the premises so taken bears to the floor area of the premises as of the Commencement Date. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the premises in order to make the portion of the premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the premises. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the premises. In any portion of the premises is condemned, and such partial condemnation renders the premises unusable for Tenant's business, as reasonably determined by Tenant in good faith, Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to terminate, and this Lease shall terminate as of the date of the notice. If such partial condemnation does not result in termination of the Lease, Landlord shall promptly restore the remaining premises to the same condition they were in prior to such condemnation, and this Lease shall continue in full force and effect except that Base Rent and Tenant's Share shall be adjusted on the basis of the square footage condemned as of the date the premises is condemned.

     16.2.  Total Taking.

     Subject to Paragraph 16.5, if all of the premises are taken, or such part thereof is taken so that there does not remain a portion of the premises suitable for Tenant's continued occupancy for the uses permitted hereunder, or more than fifty percent (50%) of the parking area in the Project as of the Commencement Date is taken, such taking shall be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

     16.3.  Distribution of Award.

     All compensation awarded upon a taking governed by Paragraph 16.1 or Paragraph 16.2 shall belong to and be paid to Landlord, except that Tenant shall receive from the award a sum attributable to Tenant's improvements or alterations made to the premises by Tenant at Tenant's expense and a sum for relocation costs.

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Landlord                              16                                 Tenant

     16.4.  Sale Under Threat of Condemnation.

     A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Paragraph 16.

     16.5.  Temporary Taking.

     If all or any part of the premises is occupied, taken, or appropriated by military or other public or quasi-public use or other governmental authority for less than one hundred eighty (180) consecutive days, it shall not constitute a taking of the premises which would be governed by Paragraph 16.1 or Paragraph
16.2. In such event, during such a "temporary taking," all of the provisions of this Lease shall remain in force and effect, except that the monthly Base Rent payable during such temporary taking shall be reduced in the same proportion that the floor area of the portion of the premises so occupied, taken, or appropriated bears to the floor area of the premises as of the Commencement Date. Any award that may be paid in connection with such a temporary taking shall be paid to Landlord. In the event a taking which appears, at its commencement, to be only a temporary taking nevertheless continues for one hundred eighty (180) consecutive days or more, a partial or total taking, as the case may be, shall be deemed to have occurred on the one hundred eightieth (180th) consecutive day of such taking, and shall be governed by the provisions of either Paragraph 16.1 or Paragraph 16.2 as the case may be.

17.  ASSIGNMENT AND SUBLETTING.

     Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not unreasonably be withheld.

     17.1.  Documentation.

     Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, a statement of the proposed use of the premises by the assignee or sublessee (including an indication of the extent to and manner in which Hazardous Materials [as defined in Paragraph 6.3(a)] will be utilized), and true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease, and shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, if such sums are related to Tenant's interest in this Lease or in the premises, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Tenant. Within thirty (30) days after the receipt of such written notice, Landlord shall either consent in writing to such proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.

     17.2.  Terms and Conditions.

     As a condition to Landlord's granting its consent to any assignment or sublease, (a) Landlord may require that Tenant pay to Landlord, as and when received by Tenant, one-half of the amount of any excess of such consideration to be received by Tenant in connection with said assignment or subletting over and above the rental amount fixed by this Lease and payable by Tenant to Landlord (prorated to reflect the rent allocable to the portion of the premises subject to such assignment or sublease); provided that Tenant shall first be entitled to retain an amount of such excess consideration equal to Tenant's

/s/ illegible                                                            /s/ MAB
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Landlord                              17                                 Tenant
reasonable direct costs of assigning or subletting, including (i) real estate brokerage commissions, if any, (ii) legal fees, (iii) the cost of improvements made to the premises to be sublet or assigned by Tenant at Tenant's expense for the purpose of such transfer, (iv) the unamortized cost of any improvements previously made by Tenant in the area to be transferred at Tenant's expense (which shall be amortized over the initial term of this Lease), but not including carrying costs due to vacancy or otherwise, and (b) Tenant and the proposed assignee or sublessee must demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee is financially responsible and proposes to use the premises for substantially the same use or a use which is otherwise satisfactory to Landlord, and that the proposed use does not pose an unreasonable risk (as determined by Landlord in its sole discretion) of contamination of the Project with Hazardous Materials and is not otherwise injurious to the premises. Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder, and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of rent. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys' fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or subleasing. Tenant hereby stipulates that the foregoing terms and conditions are reasonable.

     17.3.  Partnership.

     If Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of an interest in the partnership, or the dissolution of the partnership, shall be deemed an assignment requiring Landlord's prior written consent.

     17.4.  Corporation.

     If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the transfer, either all at once or in a series of transfers, of a controlling percentage of the capital stock of Tenant, or the sale, or series of sales within any one (1) year period, of all or substantially all of Tenant's assets located in, on, or about the premises, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. Notwithstanding the foregoing, Tenant may assign this Lease or sublet any portion of the premises without Landlord's consent to any of the following: (a) any corporation which controls, is controlled by or is under common control with Tenant; (b) any corporation resulting from the merger or consolidation of Tenant or (c) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the premises, provided that: (i) such transferee assumes in full the obligations of Tenant under the Lease, (ii) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant herein named on the date of this Lease (or such lesser net worth which is adequate for such successor to meet all its reasonably anticipated obligations, including its obligations under this Lease, which such lesser net worth must be approved by Landlord, such approval not to be unreasonably withheld), and (iii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

     17.5.  Landlord's Remedies.

     Any assignment or sublease without Landlord's prior written consent shall at Landlord's election be void, and shall constitute a default. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17,

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Landlord                              18                                 Tenant
including the requirement of Landlord's prior written consent, with respect to any subsequent assignment or sublease. if Tenant shall purport to assign this Lease, or sublease all or any portion of the premises, or permit any person or persons other than Tenant to occupy the premises, without Landlord's prior written consent, Landlord may collect rent from the person or persons then or thereafter occupying the premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord's rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

     17.6.  Encumbrances, Licenses and Concession Agreements.

     Tenant shall not encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the premises, without Landlord's prior written consent which consent shall not unreasonably be withheld subject to the terms and conditions referred to in Paragraph 17.2 above, and Tenant's granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 17.

18.  DEFAULT BY TENANT.

     18.1.  Event of Default.

     The occurrence of any one or more of the following events (an "Event of Default") shall constitute a default and breach of this Lease by Tenant:

          (a) The failure by Tenant to make any payment of rent or any other payment requited to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within three (3) business days after written notice thereof from Landlord. Any such notice shall constitute the notice required under Section 1161 of the California Code of Civil Procedure (and/or any related or successor statutes regarding unlawful detainer actions), provided such notice is given in accordance with the requirements of such statute. Furthermore, if three or more such failures shall occur in any one year period during the term of this Lease, then, unless applicable law requires otherwise, each and every succeeding failure to pay any sum payable hereunder when due shall constitute an Event of Default, and Tenant shall not be entitled to a three (3) day cure period or notice from Landlord with respect to any such failure to pay;

          (b) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for fifteen (15) days after written notice of such failure is given to Tenant; provided that, where such failure cannot reasonably be cured within said fifteen (15) day period, Tenant shall not be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently continues to pursue all reasonable efforts to complete said cure until completion thereof;

          (c) Tenant's failure to continuously and uninterruptedly conduct its business in the premises for a period of more than forty-five (45) consecutive days, or Tenant's removal of all or substantially all of its equipment and other possessions from the premises;

          (d) Tenant's assignment of its assets for the benefit of its creditors;

          (e) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business on the premises, and Tenant shall have failed to obtain a return or release on such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or execution, whichever is earlier;

          (f) An entry of any of the following orders by a court having jurisdiction, and such order shall have continued for a period of sixty (60) days: (1) an order for relief in any proceeding under Title 11 of the United States Code, or an order adjudicating Tenant

/s/ illegible                                                            /s/ MAB
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Landlord                            19                                   Tenant
to be bankrupt or insolvent; (2) an order appointing a receiver, trustee or assignee of Tenant's property in bankruptcy or any other proceeding; or (3) an order directing the winding up or liquidation of Tenant; or

          (g) The filing of a petition to commence against Tenant an involuntary proceeding under Title 11 of the United States Code, and Tenant shall fail to cause such petition to be dismissed within sixty (60) days thereafter.

     18.2.  Remedies.

     Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity:

          (a) Landlord, as described in California Civil Code Section 1951.4, shall be entitled to keep this Lease in full force and effect for so long as Landlord does not terminate Tenant's right to possession (whether or not Tenant shall have abandoned the premises) and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due under this Lease, plus interest at the lesser of twelve percent (12%) per annum or the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

          (b) Landlord may terminate the Tenant's right to possession by giving Tenant written notice of termination. On the giving of the notice, this Lease and all of Tenant's rights in the premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant.

     In the event this Lease is terminated pursuant to this Paragraph 18.2(b), Landlord may recover from Tenant:

              (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

              (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus

              (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

              (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the premises; (ii) expenses for altering, remodeling or otherwise improving the premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent payable by a new tenant, direct payment or allowance to a new tenant, or otherwise); (iii) real estate leasing commissions, advertising costs and other expenses of reletting the premises; (iv) costs incurred as owner of the premises including without limitation taxes and insurance premiums thereon, utilities and building security; (v) expenses in retaking possession of the premises; (vi) attorneys' fees and court costs; and
(vii) any unamortized lease commission paid in connection with this Lease.

     The "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) of this Paragraph 18.2(b) shall be computed by allowing interest at the lower of twelve percent (12%) per annum, or the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (3) of this paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "time of award" as

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Landlord                            20                                   Tenant
used in subparagraphs (1), (2), and (3) shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant's breach of this Lease. The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

          (c) This lease may be terminated by a judgment specifically providing for termination, or by Landlord's delivery to Tenant of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease or a waiver of Landlord's right to recover damages under this Paragraph 18:

               (1) appointment of a receiver in order to protect Landlord's interest hereunder;

               (2) consent to any subletting of the premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

               (3) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the premises, or any action taken to relet the premises or any portion thereof for the account of Tenant and in the name of Tenant.

     18.3.  No Relief From Forfeiture After Default.

     Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the premises by reason of any event of Default.

     18.4.  Landlord's Right to Perform Tenant's Obligations.

     If Tenant at any time shall fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, then Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

     18.5.  Interest on Past Due Obligations.

     Any amount due to Landlord hereunder not paid when due shall bear interest at the lower of twelve percent (12%) per annum, or the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     18.6.  Additional Rent.

     All sums payable by Tenant to Landlord or to Allied parties under this Lease in addition to such sums payable pursuant to Paragraph 3 hereof shall be payable as additional sums of rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in Paragraph 3 as may then be overdue, but also all such additional sums of rent as may then be overdue.

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                            21                                   Tenant

     18.7.  Remedies Not Exclusive.

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.

19.  DEFAULT BY LANDLORD.

     19.1.  Cure Period.

     Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     19.2.  Mortgagee Protection.

     In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the premises whose address shall have been furnished to Tenant, and before Tenant shall have any right to terminate this Lease, Tenant shall grant such beneficiary or mortgagee the same time period within which to cure the default provided to Landlord hereunder.

20.  ADVERTISEMENTS AND SIGNS.

     Tenant shall not place or permit to be placed any sign, display, advertisement, or decoration ("sign") on the exterior of the Building, or elsewhere in the Project or on the premises, without the prior written consent of Landlord, Stanford and the City of Palo Alto as to the color, size, style, character, content, and location of each such sign. Landlord hereby approves of the existing signage installed in the Project as of the date of this Lease. Upon termination of this Lease, Tenant shall remove any sign which it has placed in the Project or on the premises or the Building, and shall repair any damage caused by the installation or removal of such sign.

21.  ENTRY BY LANDLORD.

     Landlord and its agents shall be entitled to enter into and upon the premises at all reasonable times, upon at least twenty-four (24) hours prior notice (except m the case of an emergency, in which event no notice shall be required), for the following purposes:

          (a) to inspect or make repairs, alterations or additions to all or any portion of the premises which Landlord may deem appropriate (i) to comply with any laws, ordinances, rules, regulations, or policies of any governmental authority or Landlord's insurance carrier(s), or (ii) to prevent waste or deterioration of the Project, or (iii) to promote the general welfare and safety of occupants of the Project, or (iv) to enhance the value of the Project, or (v) to perform construction work elsewhere in the Building adjacent to, above, or below the premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required; or

          (b) to post notices of non-responsibility for alterations, additions, or repairs; or

          (c) to place upon the premises any ordinary "for sale" signs and to show the premises to prospective purchasers or lenders; and, during the ninety
(90) day period prior to the expiration of this Lease, or upon any Event of Default, to place upon the premises

/s/ illegible                                                            /s/ MAB
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Landlord                             22                                  Tenant
any usual or ordinary "for lease" signs and exhibit the premises to prospective tenants at reasonable hours.

     Landlord's rights of entry as set forth in this Paragraph 21 shall be subject to the reasonable security regulations of Tenant, and to the requirement that Landlord shall use reasonable efforts to minimize interference with Tenant's business activities on the premises. The preceding sentence shall not require the use of overtime labor or the conduct of any work or other activities of Landlord during Tenant's non-business hours.

     Landlord shall be entitled to exercise the foregoing rights without any abatement of rent and without liability to Tenant for any injury or inconvenience to or interference with Tenant's business, quiet enjoyment of the premises, or any other loss occasioned thereby.

22.  SUBORDINATION AND ATTORNMENT.

     22.1.  Subordination.

Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, or other instrument of security now of record or which is recorded after the date of this Lease affecting the Project or any portion thereof, including the premises, and such subordination is hereby made effective without any further act of Tenant; provided that, no such subordination shall be effective unless Landlord first obtains from a lender a written agreement that provides in essence that as long as Tenant is not in default beyond any applicable cure period in its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under, the encumbrance, and not steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease. Tenant shall execute and return to Landlord the written agreement and any other documents required by the lender to accomplish the purposes of this paragraph, within ten (10) days after delivery thereof to Tenant, and the failure of Tenant to execute and return any such instruments shall constitute a default hereunder.

     22.2.  Attornment.

     Tenant shall attorn to any third party purchasing or otherwise acquiring the premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the premises, as if such third party had been named as Landlord under this Lease. Tenant shall execute a new lease with such new Landlord on the same terms of this Lease if so required by such new Landlord.

     22.3.  Cooperation Regarding Agreements.

     Landlord shall cooperate with Tenant in connection with Tenant's obtaining:
(a) a recognition and attornment agreement executed by Landlord and Stanford, in a form reasonably satisfactory to Landlord, and (b) a non-disturbance agreement from Landlord's lender holding an interest in the Project as of the date of this Lease. Such cooperation shall be at no cost or expense to Landlord.

23.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     Tenant shall within ten (10) days following request by Landlord: (a) execute and deliver to Landlord any documents, including estoppel certificates,
(1) certifying that this Lease has not been modified and is in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (2) stating the date to which the rent and other charges are paid in advance, if at all, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (4) evidencing the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage encumbering the premises or a purchaser of the premises from Landlord; and (b) deliver to Landlord the current financial statements of Tenant with an opinion of a certified

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                            23                                   Tenant
public accountant, if available, including a balance sheet and profit and loss statement for the then current fiscal year, and the two (2) immediately prior fiscal years (if available), all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver any such documents, including an estoppel certificate, or any such financial statements within ten (10) days following such request shall be an Event of Default under this Lease.

24.  NOTICES.

     Any notice, approval, request, demand, or consent (collectively "notice") required or desired to be given under this Lease shall be in writing and shall be personally served or delivered by commercial courier (with signed receipt) or United States mail, registered or certified, postage prepaid, and addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth above in the preamble to this Lease. Either party may change its address by notice to the other party. Any notice delivered by United States mail pursuant to this paragraph shall be deemed to have been delivered three (3) days after the posted date of mailing.

25.  WAIVER.

     The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

26.  NO ACCORD AND SATISFACTION.

     No payment of Tenant, or receipt by Landlord, or an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or the other sums, or Landlord's right to pursue any remedies to which Landlord may be entitled to recover such balance.

27.  ATTORNEY'S FEES.

     If any action proceeding at law or in equity, or an arbitration proceeding (collectively an "action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorney's fees and costs and expenses (including expert witness fees) incurred in connection with the prosecution or defense of such action. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the other's performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

/s/ illegible                                                            /s/ MAB
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Landlord                            24                                   Tenant

28.  SURRENDER.

     Tenant shall, upon expiration or sooner termination of this Lease, surrender the premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear and damage due to causes beyond the reasonable control of Tenant excepted) with all interior walls cleaned, all holes in walls repaired, and all HVAC equipment in operating order and in good repair, all to the reasonable satisfaction of Landlord. Tenant shall at such time also surrender to Landlord such alterations (as defined in Paragraph 9) as Landlord does not require Tenant to remove in accordance with Paragraph 9.6 above. Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant shall be liable to Landlord for costs of removal of any such abandoned trade fixtures or equipment of Tenant, or of any alterations Tenant fails to remove if so required by Landlord, together with the cost of returning the premises to its condition as of the date Tenant originally took possession thereof, and the transportation and storage costs of such items. If the premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the premises, including without limitation, any claims made by any succeeding tenant founded on such delay, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. All keys to the premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Lease term.

29.  HOLDING OVER.

     This Lease shall terminate without further notice at the expiration of the Lease term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the Lease term or give Tenant any rights in or to the premises unless otherwise expressly provided in this Lease. Any holding over after expiration of the Lease term with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly Base Rent for the last month of the Lease term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.


30.  TRANSFER OF PREMISES BY LANDLORD.

     The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the lessee's interest under the Master Lease. In the event of any transfer of such interest, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability thereafter arising with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during his or its respective period of ownership.

31.  RULES AND REGULATIONS OF BUILDING.

     31.1.

     The sash doors, sashes, windows, glass doors, lights, and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall not mark nor in any way deface the walls, ceilings, partitions, floors, wood, stone or iron

/s/ illegible                                                            /s/ MAB
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Landlord                            25                                   Tenant
work. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

     31.2.

     All keys to locks installed on the premises shall be surrendered to Landlord upon termination of the tenancy.

     31.3.

     Tenant and its guests and employees shall not bring into or keep within the Building any animal (with the exception of guide dogs for the blind) or motorcycle or other motor vehicle.

     31.4.

     No awnings are allowed. Any window covering installed by Tenant must be of such uniform shape, color, material and make as may first be approved by Landlord.

     31.5.

     Except for authorized maintenance personnel, neither Tenant nor its employees or invitees shall go upon the roof.

     31.6.

     Tenant shall not use or keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material.

     31.7.

     Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

32.  GENERAL PROVISIONS.

     32.1.  Entire Agreement.

     This instrument including the Exhibits attached hereto contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

     32.2.  Time.

     Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days, unless otherwise specifically stated.

     32.3.  Captions.

     The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                            26                                   Tenant

     32.4.  California Law.

     This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

     32.5.  Gender; Singular and Plural.

     When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation, or a joint venture, and the singular shall include the plural.

     32.6.  Partial Invalidity.

     If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

     32.7.  No Warranties.

     Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

     32.8.  Joint and Several Liability.

     If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

     32.9.  Successors and Assigns.

     The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to the benefit of and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of the respective parties hereto.

     32.10. Rules and Regulations.

     Landlord may from time to time promulgate reasonable rules and regulations in addition to those set forth in Paragraph 31 above for the use, safety, care and cleanliness of the premises, and the preservation of good order thereon. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant shall abide by all such rules and regulations. If there is a conflict between such rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

     32.11. Authority.

     The individuals signing this Lease hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

     32.12. Memorandum of Lease.

     Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other.

/s/ illegible                                                            /s/ MAB
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Landlord                            27                                   Tenant

     32.13. Merger.

     The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

     32.14. Force Majeure.

     Any prevention of or delay in the performance by a party hereto of its obligations under this Lease caused by inclement weather, labor disputes (including strikes and lockouts), inability to obtain materials or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other causes beyond the reasonable control of the party obligated to perform (except financial inability), shall excuse the performance by such party of its obligations hereunder (except the obligation of Tenant to pay rent and other sums hereunder) for a period of one day for each such day of delay.

     32.15. Real Estate Brokers.

     Each party represents to the other that it has not had any dealings with any real estate broker, finder, or other person, with respect to this Lease, and each party shall indemnify and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the indemnified party by any broker, finder, or other person with whom the indemnifying party has or purportedly has dealt.

33.  OPTION(S) TO EXTEND.

     33.1.  Options.

Subject to the remaining provisions of this Paragraph 33, Tenant shall have two
(2) option(s) (each an "Option") to extend the term of this Lease, with each Option respecting the time period (each an "Extended Term") set forth below:

            First Option         2 1/2 years
            Second Option        2 1/2 years

Tenant shall exercise an Option, if at all, by giving Landlord written notice of Tenant's intention to do so at least one hundred eighty (180) days prior to the expiration of the original term hereof or the then current Extended Term, as the case may be. Notwithstanding the foregoing, Tenant shall not have the right to exercise an Option if (a) Tenant has not exercised all prior available Options to extend the term of this Lease set forth above, or (b) Tenant is in material default beyond any applicable cure period under this Lease at the time of the purported Option exercise. Each Extended Term shall be upon all of the terms and conditions hereof, except that the monthly Base Rent for such Extended Term shall be determined in accordance with Paragraph 33.2. Upon commencement of each Extended Term, all references herein to the "term" or "Term" of this Lease shall be deemed to include such Extended Term.

     33.2.  Extended Term Rent.

     Within thirty (30) days after Landlord's receipt of Tenant's notice of exercise of an Option, Landlord shall deliver to Tenant a proposal setting forth the monthly Base Rent for the upcoming Extended Term, which proposal shall be based upon the fair market rental for the premises. Such fair market rental value shall not include the value of improvements to the premises performed by Tenant at Tenant's expense. For the purposes of the preceding sentence, if Tenant receives reimbursement from Landlord for the cost of any improvements pursuant to the provisions of Paragraph 34 below, such improvements shall not be deemed to be made at Tenant's expense. If Tenant within ten (10) business days after receipt of such proposal agrees to such proposal, the amount of monthly Base Rent set forth in such proposal shall be binding on Landlord and Tenant. Should Tenant object in writing to

/s/ illegible                                                            /s/ MAB
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Landlord                            28                                   Tenant

Landlord's proposal within ten (10) business days after receipt thereof, or fail to respond within such period (which failure shall be deemed an objection), then during the ten (10) business day period following Tenant's objection to Landlord's proposal, Landlord and Tenant shall negotiate in good faith for the purpose of reaching an agreement regarding the amount of the monthly Base Rent during the upcoming Extended Term. In the event the parties fail to agree in a written instrument signed by both parties upon the amount of the Base Rent for the upcoming Extended Term within such ten (10) business day period, the monthly Base Rent for the upcoming Extended Term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the amount of the monthly Base Rent for the upcoming Extended Term be less than the monthly Base Rent payable hereunder for the last full month of the term of this Lease (including any then current Extended Term) immediately preceding commencement of the upcoming Extended Term. For purposes of the preceding sentence, the amount of monthly Base Rent for the last month of the Lease term shall not be reduced to reflect any abatement of rent which may then be in effect.

     In the event it becomes necessary under this Paragraph 33.2 to determine the fair market monthly Base Rent of the premises by appraisal, Landlord and Tenant each shall appoint an experienced real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA"), and such appraisers shall each determine the fair market monthly Base Rent for the premises in its existing condition in accordance with the provisions below. The appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly Base Rent of the premises established in the two (2) appraisals varies by five percent (5%) or more of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the premises, and submit his appraisal report to Landlord and Tenant. The fair market monthly Base Rent determined by the third appraiser for the premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the rental set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal previously obtained shall be controlling. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally by Landlord and Tenant.

34.  CONSTRUCTION OF TENANT IMPROVEMENTS.

     34.1.  Definitions.

            (a) The term "Tenant Improvements" shall mean those improvements that Tenant desires to construct in the Building pursuant to plans and specifications developed therefor in accordance with Paragraph 34.2(a).

            (b) The term "Tenant Improvement Costs" shall mean all sums (1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 34.2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Tenant to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Tenant in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the premises, including without limitation all in lieu fees and utility fees; (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant

/s/ illegible                                                            /s/ MAB
-------------                                                            -------
Landlord                            29                                   Tenant

Improvements; and (4) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements.

            (c) The term "Tenant's Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Tenant Improvement Costs, which amount is Four Hundred Twelve Thousand Five Hundred Dollars ($412,500).

            (d) The term "substantially complete" shall mean all improvements required by the Approved Plans (as defined in Paragraph 34.2(a) below) have been installed, subject to any required repair and replacement items set forth on the "punchlist" prepared by Landlord and Tenant pursuant to Paragraph 34.3 below.

     34.2.  Procedure and Time Schedules.

            (a) Approval of Plans.  At such time during the initial five (5)
                -----------------
year term of this Lease that Tenant elects to perform improvements or modifications to the premises, Tenant shall prepare and deliver to Landlord for its approval preliminary plans and specifications of the Tenant Improvements. Landlord's approval shall not be unreasonably withheld and Landlord shall grant or withhold such approval within ten (10) days following Landlord's receipt of such preliminary plans and specifications. Within sixty (60) days after Landlord's approval, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements that are consistent with and are logical evolutions of the preliminary plans and specifications approved by Landlord. As soon as the final plans, specifications and working drawings are completed, Tenant shall deliver the same to Landlord for its approval, which shall not be unreasonably withheld. Landlord shall grant or withhold its approval within ten (10) days of Landlord's receipt of the final plans, specifications and working drawings. In all events, the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval as soon as reasonably practicable. Landlord and Tenant shall indicate their approval thereof by initialing and dating the same. Landlord's approval of such plans and specifications shall not constitute any representation or warranty by Landlord regarding the sufficiency or adequacy of such plans and specifications for any purpose, and Tenant hereby waives any claims against Landlord which are based upon or arise in connection with Landlord's approval of such plans and specifications. Tenant shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. Tenant will notify Landlord of any changes required by any governmental agencies, and all such changes shall be subject to Landlord's reasonable approval, which approval shall be granted or withheld with ten (10) days of Landlord's receipt of such changes. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Paragraph 34.2(c) below, shall be referred to herein as the "Approved Plans."

            (b) Contractors.  The Tenant Improvements shall be constructed by
                -----------
Tenant and its general contractor, which shall be subject to Landlord's reasonable approval.

            (c) Changes To Approved Plans for Tenant Improvements.  Following
                -------------------------------------------------
final approval by Landlord and Tenant of the Approved Plans, Tenant shall have the right to modify the Approved Plans subject to the condition that any modification shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld or conditioned. Landlord shall advise Tenant of its approval or disapproval of such modifications within seven (7) days of Landlord's receipt of revised plans and specifications setting forth such modifications.

            (d) Commencement and Completion of the Tenant Improvements.  As soon
                ------------------------------------------------------
as (1) the Approved Plans have been developed as provided above, and (2) all necessary governmental approvals have been obtained, then Tenant shall thereafter commence construction of such improvements and shall diligently prosecute such construction to completion. Such improvements shall be constructed by Tenant in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority. The provisions of Paragraphs 9 and 10 above shall be applicable to Tenant's construction of the Tenant Improvements.

/s/ illegible                                                            /s/ MAB
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Landlord                            30                                   Tenant

            (e) Payment of Cost of Tenant Improvements.  Landlord shall
                --------------------------------------
reimburse Tenant all or a portion of the Tenant Improvement Costs up to an amount equal to Tenant's Improvement Allowance. Tenant shall pay the entire amount of the Tenant Improvement Costs in excess of the Tenant's Improvement Allowance. Landlord shall not be obligated to disburse to Tenant any portion of the Tenant's Improvement Allowance until: (i) Tenant has received and delivered to Landlord evidence of a satisfactory final inspection of the Tenant Improvements from governmental entities with applicable jurisdiction, and (ii) Landlord has received and approved reasonably detailed supporting documentation evidencing Tenant's expenditure of at least One Hundred Thousand Dollars ($100,000) toward the payment of the Tenant Improvement Costs for which Tenant seeks reimbursement from Landlord. Landlord's approval of such evidence shall not be unreasonably withheld and Landlord shall use reasonable efforts to grant or withhold such approval within ten (10) days of Landlord's receipt of such documentation. Notwithstanding any provisions of this Lease to the contrary, Landlord's maximum required contribution toward the payment of Tenant Improvement Costs shall be Four Hundred Twelve Thousand Five Hundred Dollars ($412,500).

            (f) Timing of Construction.  Landlord acknowledges and agrees that
                ----------------------
Tenant shall be entitled to request Landlord's consent to Tenant's construction of Tenant Improvements and Landlord's payment of the cost thereof, up to a maximum aggregate amount equal to the Tenant's Improvement Allowance, at any time during the initial five (5) year term of this Lease. Such construction may be performed by Tenant in one or more phases, provided that Landlord shall have no obligation to disburse any portion of the Tenant's Improvement Allowance until completion and final inspection of each such phase.

     34.3.  Delivery of Possession.

     When the Tenant Improvements (or separate phases thereof) are substantially completed, Landlord and Tenant shall together walk through and inspect the Tenant Improvements so completed (which inspection shall include the testing of any utility facilities, lighting, HVAC equipment, and other service equipment) using their best efforts to discover all incomplete or defective construction. After such inspection has been completed, a list of "punchlist" items shall be prepared which the parties agree are to be corrected by Tenant. Tenant shall use due diligence to complete and/or repair such "punchlist" items within thirty
(30) days.

35.  PARKING LOT LIGHTING

     Landlord and Tenant have agreed that certain improvements and/or modifications should be made to the parking lot lighting installed in the premises. Landlord shall consult with Tenant to obtain Tenant's recommendations regarding such improvements and/or modifications and shall advise Tenant of Landlord's planned modifications to the parking lot lighting on or about the date which is thirty (30) days following the full execution of this Lease, provided Tenant has its recommendations in a reasonably timely fashion. Such planned improvements and/or modifications shall be subject to the reasonable approval of both Landlord and Tenant, and shall be performed by Landlord at its sole cost. The parties acknowledge that such improvements and/or modifications are not intended to fully replace the existing parking lot lighting improvements, but rather to supplement such improvements to the extent reasonably necessary to provide parking lot lighting for the premises which Is consistent with other good quality office buildings in the vicinity of the premises.

/s/ illegible                                                            /s/ MAB
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Landlord                            31                                   Tenant

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above specified. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

                                    LANDLORD:

                                    San Tomas Investment Company,
                                    a California limited partnership

                                    By:  /s/  Thomas W. Ford
                                       ------------------------------------
                                      Thomas W. Ford, General Partner

                                    By:  /s/  Anthony P. Meier
                                       -------------------------------------
                                      Anthony P. Meier, General Partner


                                    TENANT:

                                    Corsair Communications, a Delaware
                                    corporation

                                    By:  /s/ Mary Ann Byrnes
                                       ------------------------------------

                                    Its:  President
                                        -----------------------------------

/s/ illegible                                                            /s/ MAB
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Landlord                            32                                   Tenant

                                   EXHIBIT A


ALL THAT certain real property situate in the City of Palo Alto, County of Santa Clara, State of California described as follows:

COMMENCING at the Northeasterly corner of Lot 5 of Tract #4781 entitled "Stanford Industrial Park" as filed in the Office of the Recorder of Santa Clara County on November 13, 1969 in Book 261 of maps at Pages 40 and 41. Said Northeasterly corner lying on the Westerly line of Hillview Avenue (80 feet in width); thence from said point of commencement along said Westerly line of Hillview Avenue North 15 degrees 27'55" West 720.00 feet to the TRUE POINT OF BEGINNING of the Parcel to be described; thence from said TRUE POINT OF BEGINNING and leaving said Westerly line of Hillview Avenue South 72 degrees 32'05" West 685.00 feet to a point on the Easterly line of Parcel C as said Parcel is shown upon that certain parcel map filed in the Officer of the Recorder of Santa Clara County on May 22, 1969 in Book 254 of Parcel Maps at Page 1; thence along said Easterly line of Parcel C North 15 degrees 27'55" West
360.37 feet; thence leaving said Easterly line North 74 degrees 32'05" East
685.00 feet to a point on the aforementioned Westerly line of Hillview Avenue; thence along said Westerly line South 15 degrees 27'55" East 360.37 feet to the TRUE POINT OF BEGINNING.

CONTAINING 5.667 Acres of land more or less

EXCEPTING therefrom an easement in favor of the Purissima Hills County Water District for water line purposes 5.00 feet in width being the Easterly 5.00 feet of the above described parcel and being more full described in Volume 7952 of Official Records of Santa Clara County at Page 197.

/s/ illegible                                                            /s/ MAB
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Landlord                           EXHIBIT A                             Tenant

                                   EXHIBIT B



                                    PICTURE


/s/ illegible                                                            /s/ MAB
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Landlord                           EXHIBIT B                             Tenant